                                                                     EXHIBIT 4.2


                        ADVANTA BUSINESS SERVICES CORP.,
                       Individually, and as the Servicer,


                         ADVANTA LEASING RECEIVABLES IV,
                               as a Series Obligor

                         ADVANTA LEASING RECEIVABLES V,
                               as a Series Obligor

                                  together with


                     ADVANTA LEASING RECEIVABLES CORP. III,
                               as Obligors' Agent,


                                       and


                            THE CHASE MANHATTAN BANK
                                   as Trustee,




                            SERIES 1998-1 SUPPLEMENT

                          Dated as of February 1, 1998

                                     to the

      MASTER BUSINESS RECEIVABLES ASSET-BACKED FINANCING FACILITY AGREEMENT

                             Dated as of May 1, 1997

                                TABLE OF CONTENTS

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                                                                                    PAGE
                                                                                    ----
ARTICLE I. CREATION OF THE SERIES 1998-1 NOTES ..................................     1

   SECTION 1.01  DESIGNATION ....................................................     1
   SECTION 1.02  PLEDGE OF SERIES 1998-1 TRUST ESTATE ...........................     1
   SECTION 1.03  PLEDGES OF ADDITIONAL PROPERTY .................................     2
   SECTION 1.04  CUSTODY OF  THE SERIES 1998-1 TRUST ESTATE .....................     3
   SECTION 1.05  CONDITIONS TO ISSUANCE .........................................     3
   SECTION 1.06  ACCEPTANCE BY TRUSTEE ..........................................     4
   SECTION 1.07  LIABILITIES OF THE TRUSTEE AND PARTIES TO THE MASTER AGREEMENT,
                 THIS SERIES 1998-1 SUPPLEMENT AND THE SERIES 1998-1
                 NOTES; LIMITATIONS THEREON .....................................     4

ARTICLE II. DEFINITIONS .........................................................     6

   SECTION 2.01  DEFINITIONS ....................................................     6

ARTICLE III. SERIES ACCOUNTS; DISTRIBUTIONS AND STATEMENTS TO
             SERIES 1998-1 NOTEHOLDERS; SERIES SPECIFIC COVENANTS ...............    27

   SECTION 3.01  SERIES 1998-1 FACILITY ACCOUNT .................................    27
   SECTION 3.02  ADDITIONAL PROPERTY FUNDING ACCOUNT, RESERVE ACCOUNT AND
                 RESIDUAL ACCOUNT ...............................................    27
   SECTION 3.03  INVESTMENT OF MONIES HELD IN THE ACCOUNTS; SUBACCOUNTS .........    30
   SECTION 3.04  INTEREST-ONLY PROPERTY FUNDING ACCOUNT .........................    30
   SECTION 3.05  FLOW OF FUNDS ..................................................    30
   SECTION 3.06  STATEMENTS TO NOTEHOLDERS ......................................    34
   SECTION 3.07  COMPLIANCE WITH WITHHOLDING REQUIREMENTS .......................    36
   SECTION 3.08  SERVICER ADVANCES ..............................................    37
   SECTION 3.09  SUBSTITUTIONS AND MODIFICATIONS ................................    37
   SECTION 3.10  SERVICER TO ACT AS CUSTODIAN ...................................    38

ARTICLE IV. SERIES EVENTS OF DEFAULT ............................................    39

   SECTION 4.01  EVENTS OF DEFAULT ..............................................    39
   SECTION 4.02  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT .............    40
   SECTION 4.03  REMEDIES .......................................................    41
   SECTION 4.04  TRUSTEE SHALL FILE PROOFS OF CLAIM .............................    42
   SECTION 4.05  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SERIES 1998-1
                 NOTES ..........................................................    42
   SECTION 4.06  APPLICATION OF MONEY COLLECTED .................................    43
   SECTION 4.07  LIMITATION ON SUITS ............................................    44
   SECTION 4.08  UNCONDITIONAL RIGHT OF SERIES 1998-1 NOTEHOLDERS TO RECEIVE
                 PRINCIPAL AND INTEREST .........................................    45
   SECTION 4.09  RESTORATION OF RIGHTS AND REMEDIES .............................    45
   SECTION 4.10  RIGHTS AND REMEDIES CUMULATIVE .................................    45
   SECTION 4.11  DELAY OR OMISSION NOT WAIVER ...................................    45
   SECTION 4.12  CONTROL BY SERIES 1998-1 NOTEHOLDERS ...........................    45
   SECTION 4.13  WAIVER OF EVENTS OF DEFAULT ....................................    46
   SECTION 4.14  UNDERTAKING FOR COSTS ..........................................    46
   SECTION 4.15  WAIVER OF STAY OR EXTENSION LAWS ...............................    47
   SECTION 4.16  SALE OF  SERIES 1998-1 TRUST ESTATE ............................    47


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
ARTICLE V. PREPAYMENT AND REDEMPTION ............................................    48

   SECTION 5.01  OPTIONAL REDEMPTION OF SERIES 1998-1 NOTES; FINAL DISPOSITION OF
                 FUNDS ..........................................................    48

ARTICLE VI. MISCELLANEOUS .......................................................    49

   SECTION 6.01  RATIFICATION OF MASTER AGREEMENT ...............................    49
   SECTION 6.02  COUNTERPARTS ...................................................    49
   SECTION 6.03  GOVERNING LAW ..................................................    50
   SECTION 6.04  AMENDMENTS AND WAIVERS .........................................    50
   SECTION 6.05  NON-PETITION CLAUSE ............................................    50
   SECTION 6.06  OFFICERS' CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS
                 PRECEDENT ......................................................    50

            This Series 1998-1 Supplement, dated as of February 1, 1998 (the "Series 1998-1 Supplement"), supplements the Master Facility Agreement (as described herein) and is by and among Advanta Business Services Corp., a Delaware corporation, individually ("ABS"), as the contributor under the Contribution Agreement (as described herein) (in such capacity, the "Contributor"), and as initial servicer (in such capacity, the "Servicer"), Advanta Leasing Receivables IV, a Nevada corporation ("ALRC IV"), as a series obligor (in such capacity, a "Series Obligor"), Advanta Leasing Receivables Corp. V, a Nevada corporation ("ALRC V"), as a series obligor (in such capacity, a "Series Obligor" and together with ALRC IV, the "Series Obligors"), Advanta Leasing Receivables Corp. III, as obligors' agent (in such capacity, the "Obligors' Agent") and The Chase Manhattan Bank, a New York banking corporation, as trustee (in such capacity, the "Trustee") for the Noteholders.

                                    RECITALS

            This Series 1998-1 Supplement is being executed and delivered by the parties hereto pursuant to Section 13.02 of the Master Business Receivables Asset-Backed Financing Facility Agreement, dated as of May 1, 1997 (the "Master Agreement"), among such parties. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Master Agreement, the terms and provisions of this Series 1998-1 Supplement shall govern with respect to Series 1998-1. Capitalized terms used herein, but not defined herein, shall have the meaning as set forth in the Master Agreement.

                                   ARTICLE I.

                       CREATION OF THE SERIES 1998-1 NOTES

            SECTION 1.01 Designation. There is hereby created a Series of Notes to be issued pursuant to the Master Agreement and this Series 1998-1 Supplement to be known as "Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1" (the "Series 1998-1 Notes"). The Series Obligors with respect to the Series 1998-1 Notes are ALRC IV and ALRC V, jointly and severally.

            SECTION 1.02 Pledge of Series 1998-1 Trust Estate. The Series Obligors hereby pledge to the Trustee for the benefit of the Series 1998-1 Noteholders, and the Trustee hereby accepts the pledge of, all of the Series Obligors' now owned and existing and hereafter acquired or arising right, title and interest in and to (1) each and every Contract (including Additional Contracts) now or hereafter listed on each Pledge Notice delivered to the Trustee in connection with this Series 1998-1 Supplement (each such Contract, a "Series 1998-1 Contract"), (2) all Collections received after the related Cut-Off Date, and all Related Security associated therewith, (3) all balances, instruments, monies and other securities and investments from time to time in the Series 1998-1 Facility Account, to the extent the same represent Collections or proceeds of Series 1998-1 Contracts or earnings with respect thereto, together with the Reserve Account, the Residual Account and the Additional Property Funding Account (4) each Series 1998-1

Contribution Agreement Supplement and all of their rights (directly or through the Obligors' Agent) to enforce the provisions of, and to benefit from the representations, warranties and covenants made in each Series 1998-1 Contribution Agreement Supplement and in the Contribution Agreement, but only insofar as such rights relate to the Series 1998-1 Trust Estate, (5) all security interests of the Series Obligors in the Equipment not owned by the Series Obligors, and all Equipment owned by the Series Obligors, in each case associated with the Series 1998-1 Contracts, (6) any Crossover Amounts allocated to the Series 1998-1 Trust Estate from another Series and (7) all proceeds of each of the foregoing, but excluding any obligations of the Series Obligors, if any, under each Series 1998-1 Contribution Agreement Supplement and excluding any Insurance Premiums, taxes, late charge fees, Initial Unpaid Amounts and Security Deposits, all in accordance with, and for the purposes set forth in, this Series 1998-1 Supplement (such property, the "Series 1998-1 Trust Estate").

            It is the intention of the Series Obligors, which intention is acknowledged by the Trustee, that this Series 1998-1 Supplement, together with the Master Agreement, shall be deemed to be a security agreement within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the States of New York, Nevada and Delaware and the pledge provided for herein shall be deemed to be a grant by the Series Obligors to the Trustee for the benefit of the Series 1998-1 Noteholders of (A) a valid first priority perfected security interest in all of the Series Obligors' right, title and interest in and to the Series 1998-1 Trust Estate, except for the Equipment not owned by the Series Obligors, and (B) a valid assignment of their security interests in the Equipment not owned by the Series Obligors. The Series Obligors hereby grant such a security interest and assign such security interest, in each case to the Trustee to secure the obligations of the Series Obligors to the Trustee and the Series 1998-1 Noteholders hereunder.

            In the case of any Series 1998-1 Contract which has been prepaid in full during the period from the related Cut-Off Date to the related Pledge Date, the Series Obligors shall, on the related Pledge Date, deposit the Prepayment Amount therefor in the Series 1998-1 Facility Account in lieu of pledging such Series 1998-1 Contract to the Trustee.

            SECTION 1.03 Pledges of Additional Property. (a) During the Interest-Only Period, the Series Obligors shall, to the extent necessary, such that the Additional Properly Funding Requirement is zero at the close of each Payment Date during the Interest Only Period, upon providing a Pledge Notice not less than three (3) Business Days' prior to the proposed Pledge Date, pledge additional property to the Trustee to be held in trust as part of the Series 1998-1 Trust Estate. Each Pledge Notice shall specify:

                 (i) the proposed Pledge Date, which shall be a Payment Date, and

                 (ii) the related List of Contracts.

            (b) ABS will use its reasonable best efforts to originate, and each Series Obligor will use its reasonable best efforts to acquire from ABS, during the Interest-Only Period, a sufficient volume of Eligible Contracts such that a Required Amortization Event of the type described in paragraph
      (ii) of the definition thereof does not occur.

            SECTION 1.04 Custody of the Series 1998-1 Trust Estate. For the avoidance of doubt, the parties agree that notwithstanding the use of the terms "deposit", "deposited", "transfer" and "transferred" in this Series 1998-1 Supplement, the Trustee will not take physical possession of any of the Series 1998-1 Trust Estate (other than the amounts on deposit in the Series 1998-1 Accounts) pursuant to the terms hereof. Instead, the Servicer will hold the Series 1998-1 Trust Estate (other than the amounts on deposit in the Series 1998-1 Accounts) as custodian on behalf of the Trustee.

            SECTION 1.05 Conditions to Issuance. As conditions to the execution by the Obligors' Agent, and authentication and delivery by the Trustee of the Series 1998-1 Notes at the written direction of the Obligors' Agent and the sale of the Series 1998-1 Notes by the Series Obligors (by issuance thereof by the Obligors' Agent and authentication by the Trustee upon the Obligors' Agent's instructions) on the Closing Date, (i) the Series Obligors shall have received by wire transfer the net proceeds of sale of the Series 1998-1 Notes, together with the Residual Interest and (ii) the Trustee shall have received the following on or before the Closing Date:

            (a) The List of Initial Contracts, certified on behalf of the Contributor by the President, any Senior Vice President, any Vice President or any Assistant Vice President of the Contributor;

            (b) Copies of resolutions of the board of directors of each of ALRC IV and ALRC V approving the execution, delivery and performance of this Series 1998-1 Supplement and the transactions contemplated hereby, certified by a Secretary or an Assistant Secretary of ALRC IV and ALRC V, as the case may be, and copies of resolutions of the board of directors of each of the Contributor and the Servicer approving the execution, delivery and performance of the Series 1998-1 Supplement and the transactions contemplated hereby, certified by a Secretary or an Assistant Secretary of the Contributor and Servicer, as the case may be;

            (c) A copy of an officially certified document, dated not more than 30 days prior to the Closing Date and evidencing the due organization and good standing of each of the Series Obligors and of the Contributor and the Servicer in their respective states of organization ;

            (d) Copies of the Certificate of Incorporation and By-Laws of each of ALRC IV and ALRC V and each of the Contributor and the Servicer certified by the Secretary or an Assistant Secretary of an Officer of ALRC IV, ALRC V, the Contributor and the Servicer, as the case may be;

            (e) Delivery of the executed UCC-1 financing statements, prepared by the Servicer for filing (i) with the Secretary of State of New Jersey, naming the Contributor as the debtor and the Series Obligors as secured parties, and (ii) with the Secretary of State of each state other than _________, and in the following countries: ______________, naming the Series Obligors as the debtors and the Trustee as secured party;

            (f) A certificate listing the Servicing Officers of the Servicer as of the Closing Date;

            (g) An executed copy of the Contribution Agreement and the Series 1998-1 Contribution Agreement Supplement relating to the Initial Series 1998-1 Contracts;

            (h) Copies of resolutions of the board of directors of the Contributor and the Servicer approving the execution, delivery and performance of the Master Agreement, this Series 1998-1 Supplement, the Contribution Agreement and the transactions contemplated hereby and thereby, certified on behalf of such entity by a Secretary or an Assistant Secretary of such entity; and

            (i) executed copies of releases from any applicable Noteholders of prior Series, the Series Trust Estates with respect to which are intended to be included in the Series 1998-1 Trust Estate.

            SECTION 1.06 Acceptance by Trustee. The Trustee acknowledges its acceptance, simultaneously with the execution and delivery of this Series 1998-1 Supplement, of the pledge of and security interest in all right, title and interest in and to the Series 1998-1 Trust Estate and declares that the Trustee holds and will hold the pledge of and security interest in such right, title and interest upon the trusts herein set forth for the benefit of all present and future Series 1998-1 Noteholders for the use and purpose and subject to the terms and provisions of this Series 1998-1 Supplement. The Series Obligors hereby (x) appoint the Trustee as the Series Obligors' attorney-in-fact with all power independently to enforce all of the Series Obligors' rights against the Contributor and the Servicer under the Contribution Agreement and (y) direct the Trustee to enforce such rights. The Trustee hereby accepts such appointment and agrees to enforce such rights.

            SECTION 1.07 Liabilities of the Trustee and Parties to the Master Agreement, this Series 1998-1 Supplement and the Series 1998-1 Notes; Limitations Thereon. The obligations evidenced by the Series 1998-1 Notes provide recourse only to the Series 1998-1 Trust Estate and provide no recourse against either of the Series Obligors generally, the Contributor, the Servicer, the Trustee, or any other Person.

            (a) The Series Obligors, the Servicer and the Contributor shall not be liable to the Trustee except as expressly provided herein, and, with respect to the Contributor, as provided in the Contribution Agreement. The Series Obligors, the Contributor and the Servicer shall not be liable to the Noteholders except, with respect to the Series Obligors and the Servicer, for the non-performance of obligations expressly undertaken by them pursuant hereto, and, with respect to the Contributor, as expressly provided in the Contribution Agreement. Without limiting the generality of the foregoing, if any User fails to pay any Scheduled Payment, Final Contract Payment, exercised Purchase Option Payment or other amounts due under a Series 1998-1 Contract, then neither the Trustee nor the Noteholders will have any recourse against the Series Obligors, the Contributor or the Servicer for such Scheduled Payment, Final Contract Payment, exercised Purchase Option Payment, other amounts due under the Series 1998-1 Contract or any losses, damages, claims, liabilities or expenses incurred by the Trustee or any Series 1998-1 Noteholder as a direct or indirect result thereof.

            (b) The Trustee agrees that in the event of a default by a User under the terms of a Series 1998-1 Contract, which default is not cured within any applicable cure period set forth in such Series 1998-1 Contract, the Trustee and the Series 1998-1 Noteholders shall be expressly limited to the sources of payment specified herein. In addition, the Trustee shall have the right to exercise the rights of the Contributor (which rights have been assigned to the Series Obligors and then to the Trustee) under the Series 1998-1 Contracts, the Insurance Policies, any document in any Contract File and any Related Document in the name of the Trustee and the Series 1998-1 Noteholders, either directly or through the Servicer as agent, and the Trustee is hereby directed by the Series Obligors to exercise such rights; provided, however, that the Trustee shall not be required to take any action pursuant to this Section 1.07 except upon written instructions from the Servicer and to the extent it is fully indemnified to its reasonable satisfaction therefor.

            (c) A carbon, photographic or other reproduction of the Master Agreement, this Series 1998-1 Supplement or any financing statement is sufficient as a financing statement in any State.

The receipt of the Series 1998-1 Trust Estate by the Trustee (through possession thereof by the Servicer acting as custodian) does not constitute and is not intended to result in an assumption by the Trustee or any Series 1998-1 Noteholder of any obligation (except for the obligation not to disturb a User's right of quiet enjoyment) of the Contributor, either Series Obligor or the Servicer to any User or other Person in connection with the Equipment, the Series 1998-1 Contracts, the Insurance Policies, any document in the Contract Files or any Related Document.

                                   ARTICLE II.

                                   DEFINITIONS

            SECTION 2.01 Definitions. (a) Whenever used in this Series 1998-1 Supplement and when used in the Master Agreement with respect to the Series 1998-1 Notes, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless otherwise defined in this Series 1998-1 Supplement, terms defined in the Master Agreement are used herein as therein defined.

            Additional Contracts: Those Contracts listed on the Schedule of Additional Contracts attached to the related Series 1998-1 Contribution Agreement Supplement.

            Additional Equipment: The Equipment underlying a related Additional Contract.

            Additional Principal: With respect to each Payment Date, an amount equal to (a) the difference between (i).the Aggregate Contract Balance as of the previous Calculation Date and (ii) the Aggregate Contract Balance as of the related Calculation Date, less (b) the Class Principal Payment, the Class B Principal Payment and Class C Principal Payment to be paid on such Payment Date.

            Additional Property: The property pledged by the Series Obligors to the Trustee pursuant to Section 3.02(b) hereof or Section 3.04 hereof (with respect to Interest-Only Contracts).

            Additional Property Funding Account: The account established and maintained pursuant to Section 3.02 hereof.

            Additional Property Funding Requirement: With respect to or, Payment Date during the Interest on, Period, the sum of (i) the excess of the Aggregate Contract Principal Balance as of the second preceding Calculation Date over the Aggregate Contract Principal Balance as of the preceding Calculation Date plus
(ii) the amount on deposit in the Additional Property Funding Account of the opening of business on such Payment Date.

            Aggregate Contract Balance Remaining: With respect to any Payment Date, the sum of the Contract Balances Remaining of all Series 1998-1 Contracts (other than Charged-Off Contracts) in the Series 1998-1 Trust Estate as of the related Calculation Date.

            Aggregate Contract Principal Balance: As of any date of determination, the aggregate of the Contract Principal Balances of all Series 1998-1 contracts as of the immediate, preceding Calculation Date.

            Amortization Date: The earlier to occur of (i) the Stated Amortization Date and (ii) in the event that a Required Amortization Event occurs on a Payment Date, such Payment Date, or (iii) otherwise, on the Payment Date which immediately follows the occurrence of a Required Amortization Event.

            Amortization Period: The period commencing with the Amortization
Date.

            Ancillary Servicing Income: Certain miscellaneous amounts which revert to the Servicer in consideration of the servicing function performed by the Servicer, such as late fees, insufficient funds charges, and the like.

            Applicable Discount Rate: ___%

            Available Funds: With respect to a Payment Date, (i) all amounts held in the Series 1998-1 Facility Account on the related Determination Date (including, without limitation, Scheduled Payments, Final Contract Payments, Defaulted Residual Receipts, Residual Receipts, Purchase Option Payments, Prepayment Amounts, and investment earnings on each of the Series 1998-1 Accounts), plus (ii) amounts transferred from the Reserve Account and/or the Residual Account with respect to such Payment Date and deposited in the Series 1998-1 Facility Account.

            Available Reserve Amount: As of any date of determination, the amount on deposit in the Reserve Account on such date.

            Available Residual Amount: As of any date of determination, the amount on deposit in the Residual Account on such date.

            Beginning Period: The Collection Period during which the Amortization Date occurs.

            Charged-Off Contract: Any Series 1998-1 Contract (a)(i) that is a Delinquent Contract with respect to which a User is contractually delinquent for 121 days or more (without regard to any Servicer Advances or the application of any Security Deposit) or (ii) as to which the Servicer has determined in accordance with its customary servicing practices that eventual payment of the remaining Scheduled Payments thereunder is unlikely or (iii) that has been rejected by or on behalf of the User in a bankruptcy proceeding and (b) as to which a Release Event has not occurred.

            Charge-Off Ratio: With respect to or, Collection Period, the percentage equivalent of a fraction, the numeration of which is twelve times the aggregate Contract Principal Balances of all Series 1998-1 Contracts which became charged-off Contracts during such Collection Period Calculated immediately, prior to the time on, such Series 1998-1 Contract so became a Charged-Off Contract, and the denominator of which is the Aggregate Contract Principal Balance as of the beginning of such Collection Period.

            Class A Note Interest: With respect to any Payment Date, the sum of the Class A-1 Note Interest, the Class A-2 Note Interest, the Class A-3 Note Interest and the Class A-4 Note Interest.

            Class A Notes: The Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes.

            Class A Overdue Interest: With respect to any Payment Date, the sum of the Class A-1 Overdue Interest, the Class A-2 Overdue Interest, the Class A-3 Overdue Interest and the Class A-4 Overdue Interest.

            Class A Overdue Principal: As of any Payment Date, the sum of the Class A-1 Overdue Principal, Class A-2 Overdue Principal, Class A-3 Overdue Principal and the Class A-4 Overdue Principal.

            Class A Percentage: ___%.

            Class A Principal Balance: As of any date of determination, the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance and the Class A-4 Principal Balance in each case as of such date.

            Class A Principal Payment: As to any Payment Date the amount necessary to reduce the Class A Principal Balance to the Class A Target Investor Principal Amount for such Payment Date.

            Class A Target Investor Principal Amount: With respect to each Payment Date, an amount equal to the product of (i) the Class A Percentage and
(ii) the Aggregate Contract Principal Balance as of the related Calculation
Date.

            Class A-1 Initial Principal Balance: $_____________.

            Class A-1 Interest Rate: ___% per annum.

            Class A-1 Maturity Date: __________.

            Class A-1 Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(i) the Class A-1 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (ii) the Class A-1 Initial Principal Balance.

            Class A-1 Note Interest: With respect to any Payment Date, the sum of (i) product of (A) the Class A-1 Principal Balance immediately prior to such Payment Date and (B) the one-twelfth of the Class A-1 Interest Rate and (ii) the Class A-1 Overdue Interest from the preceding Payment Date.

            Class A-1 Notes: The Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class A-1.

            Class A-1 Overdue Interest: With respect to any Payment Date, the sum of:

                  (a) the excess, if any, of any Class A-1 Note Interest due on such Payment Date over the Class A-1 Note Interest paid on such Payment Date; and

                  (b) the product of (i) the amount of Class A-1 Overdue
            Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (ii) one-twelfth of the Class A-1 Interest Rate.

            Class A-1 Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class A-1 Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class A-1 Noteholders on all prior Payment Dates.

            Class A-1 Principal Balance: As of any Payment Date, an amount equal to the Class A-1 Initial Principal Balance less (i) any Class A-1 Principal Payments previously made on the Class A-1 Notes and (ii) all Class A-1 Allocated Loss Amounts previously allocated to the Class A-1 Notes.

            Class A-1 Principal Payment: As to any Payment Date, that portion, if any, of the Class A Principal Payment for such Payment Date which the Class A-1 Notes are entitled to receive on such Payment Date.

            Class A-2 Initial Principal Balance: $__________.

            Class A-2 Interest Rate: __________% per annum.

            Class A-2 Maturity Date: ____.

            Class A-2 Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(i) the Class A-2 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (ii) the Class A-2 Initial Principal Balance.

            Class A-2 Note Interest: With respect to any Payment Date, the sum of (i) product of (A) the Class A-2 Principal Balance immediately prior to such Payment Date and (B) the one-twelfth of the Class A-2 Interest Rate and (ii) the Class A-2 Overdue Interest from the preceding Payment Date.

            Class A-2 Notes: The Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class A-2.

            Class A-2 Overdue Interest: With respect to any Payment Date, the sum of:

            (i) the excess, if any, of any Class A-2 Note Interest due on such Payment Date over the Class A-2 Note Interest paid on such Payment Date; and

            (ii) the product of (a) the amount of Class A-2 Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class A-2 Interest Rate.

            Class A-2 Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class A-2 Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class A-2 Noteholders on all prior Payment Dates.

            Class A-2 Principal Balance: As of any date, an amount equal to the Class A-2 Initial Principal Balance less (i) any Class A-2 Principal Payments previously made on the Class A-2 Notes and (ii) all Class A-2 Allocated Loss Amounts previously allocated to the Class A-2 Notes.

            Class A-2 Principal Payment: As to any Payment Date, that portion, if any, of the Class A Principal Payment for such Payment Date which the Class A-2 Notes are entitled to receive on such Payment Date.

            Class A-3 Initial Principal Balance: $__________.

            Class A-3 Interest Rate: ___% per annum.

            Class A-3 Maturity Date: ____.

            Class A-3 Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(i) the Class A-3 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (ii) the Class A-3 Initial Principal Balance.

            Class A-3 Note Interest: With respect to any Payment Date, the sum of (i) product of (A) the Class A-3 Principal Balance immediately prior to such Payment Date and (B) the one-twelfth of the Class A-3 Interest Rate and (ii) the Class A-3 Overdue Interest from the preceding Payment Date.

            Class A-3 Notes: The Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class A-3.

            Class A-3 Overdue Interest: With respect to any Payment Date, the sum of:

      (i) the excess, if any, of any Class A-3 Note Interest due on such Payment Date over the Class A-3 Note Interest paid on such Payment Date; and

      (ii) the product of (a) the amount of Class A-3 Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class A-3 Interest Rate.

            Class A-3 Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class A-3 Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class A-3 Noteholders on all prior Payment Dates.

            Class A-3 Principal Balance: As of any date, an amount equal to the Class A-1 Initial Principal Balance less (i) any Class A-3 Principal Payments previously made on the A-3 Notes and (ii) all Class A-3 Allocated Loss Amounts previously allocated to the Class A-3 Notes.

            Class A-3 Principal Payment: As to any Payment Date, that portion, if any, of the Class A Principal Payment for such Payment Date which the Class A-3 Notes are entitled to receive on such Payment Date.

            Class A-4 Initial Principal Balance: $__________.

            Class A-4 Interest Rate: ___% per annum.

            Class A-4 Maturity Date: ____.

            Class A-4 Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(i) the Class A-4 Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (ii) the Class A-4 Initial Principal Balance.

            Class A-4 Note Interest: With respect to any Payment Date, the sum of (i) product of (A) the Class A-4 Principal Balance immediately prior to such Payment Date and (B) the one-twelfth of the Class A-4 Interest Rate and (ii) the Class A-4 Overdue Interest from the preceding Payment Date.

            Class A-4 Notes: The Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class A-4.

            Class A-4 Overdue Interest: With respect to any Payment Date, the sum of:

      (a) the excess, if any, of any Class A-4 Note Interest due on such Payment Date over the Class A-4 Note Interest paid on such Payment Date; and

      (b) the product of (i) the amount of Class A-4 Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (ii) one-twelfth of the Class A-4 Interest Rate.

            Class A-4 Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class A-4 Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class A-4 Noteholders on all prior Payment Dates.

            Class A-4 Principal Balance: As of any date, an amount equal to the Class A-4 Initial Principal Balance less (i) any Class A Principal Payments previously made on the A-4 Notes and (ii) all Class A-4 Allocated Loss Amount previously allocated to the Class A-4 Notes.

            Class A-4 Principal Payment: As to any Payment Date, that portion, if any, of the Class A Principal Payment for such Payment Date which the Class A-4 Notes are entitled to receive on such Payment Date.

            Class B Initial Principal Balance: $__________.

            Class B Interest Rate: ___% per annum.

            Class B Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(i) the Class B Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment
Date) to (ii) the Class B Initial Principal Balance.

            Class B Note Interest: With respect to any Payment Date, the sum of
(i) product of (A) the Class B Principal Balance immediately prior to such Payment Date and (B) the one-twelfth of the Class B Interest Rate and (ii) the Class B Overdue Interest from the preceding Payment Date.

            Class B Notes: The Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class B.

            Class B Overdue Interest: With respect to any Payment Date, the sum of:

            (i) the excess, if any, of any Class B Note Interest due on such Payment Date over the Class B Note Interest paid on such Payment Date; and

            (ii) the product of (a) the amount of Class B Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class B Interest Rate.

            Class B Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class B Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class B Noteholders on all prior Payment Dates.

            Class B Percentage: ___%.

            Class B Principal Balance: As of any date, an amount equal to the Class B Initial Principal Balance less (i) any Class B Principal Payments previously made on the Class B Notes and (ii) less all Class B Allocated Loss Amounts previously allocated to the Class B Notes.

            Class B Principal Payment: As to any Payment Date, the amount necessary to reduce the Class B Principal Balance to the Class B Target Investor Principal Amount for such Payment Date.

            Class B Target Investor Principal Amount: With respect to each Payment Date is an amount equal to the product of (i) the Class B Percentage and
(ii) the Aggregate Contract Principal Balance as of the related Calculation
Date.

            Class C Initial Principal Balance: $__________.

            Class C Interest Rate: ___% per annum.

            Class C Maturity Date: ______________.

            Class C Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(i) the Class C Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment
Date) to (ii) the Class C Initial Principal Balance.

            Class C Noteholder: The Person in whose name a Class C Note is registered in the Note Register.

            Class C Note Interest: With respect to any Payment Date, the sum of
(i) product of (A) the Class C Principal Balance immediately prior to such Payment Date and (B) the one-twelfth of the Class C Interest Rate and (ii) the Class C Overdue Interest from the preceding Payment Date.

            Class C Notes: The Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class C.

            Class C Overdue Interest: With respect to any Payment Date, the sum of:

            (i) the excess, if any, of any Class C Note Interest due on such Payment Date over the Class C Note Interest paid on such Payment Date and;

            (ii) the product of (a) the amount of Class C Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class C Interest Rate.

            Class C Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class C Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class C Noteholders on all prior Payment Dates.

            Class C Percentage: ___%.

            Class C Principal Balance: As of any date, an amount equal to the Class C Initial Principal Balance less (i) any Class C Principal Payments previously made on the Class C Notes and (ii) less all Class C Allocated Loss Amounts previously allocated to the Class C Notes.

            Class C Target Investor Principal Amount: With respect to each Payment Date is an amount equal to the product of (i) the Class C Percentage and
(ii) the Aggregate Contract Principal Balance as of the related Calculation
Date.

            Class D Floor: With respect to each Payment Date, (i) ____% of the Original Aggregate Contract Principal Balance, plus (ii) the Cumulative Loss Amount with respect to such Payment Date, minus (iii) the sum, as of such Payment Date, of the Outstanding Residual Interest Principal Balance and the Available Reserve Amount after giving effect to withdrawals, if any, from the Reserve Account to be made on such Payment Date.

            Class D Initial Principal Balance: $__________.

            Class D Interest Rate: ___% per annum.

            Class D Maturity Date: ______________.

            Class D Note Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(i) the Class D Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment
Date) to (ii) the Class D Initial Principal Balance.

            Class D Noteholder: The Person in whose name a Class D Note is registered in the Note Register.

            Class D Note Interest: With respect to any Payment Date, the sum of
(i) product of (A) the Class D Principal Balance immediately prior to such Payment Date and (B) the one-twelfth of the Class D Interest Rate and (ii) the Class D Overdue Interest from the preceding Payment Date.

            Class D Notes: The Advanta Equipment Receivables Asset-Backed Notes, Series 1998-1, Class D.

            Class D Overdue Interest: With respect to any Payment Date, the sum of:

            (i) the excess, if any, of any Class D Note Interest due on such Payment Date over the Class D Note Interest paid on such Payment Date and;

            (ii) the product of (a) the amount of Class D Overdue Interest due on the immediately preceding Payment Date and not paid on such immediately preceding Payment Date and (b) one-twelfth of the Class D Interest Rate.

            Class D Overdue Principal: With respect to any Payment Date, the positive difference, if any, between (i) the aggregate of the Class D Principal Payments due on all prior Payment Dates and (ii) the aggregate amount of the principal (from whatever source) actually distributed to the Class D Noteholders on all prior Payment Dates.

            Class D Percentage: ___%.

            Class D Principal Balance: As of any date, an amount equal to the Class D Initial Principal Balance less any Class D Principal Payments previously made on the Class D Notes.

            Class D Principal Payment: As to any Payment Date, the amount necessary to reduce the Class D Principal Balance to the greater of (i) the Class D Target Investor Principal Amount and (ii) the Class D Floor, in each case for such Payment Date.

            Class D Target Investor Principal Amount: With respect to each Payment Date is an amount equal to the product of (i) the Class D Percentage and
(ii) the Aggregate Contract Principal Balance as of the related Calculation
Date.

            Closing Date: March ___, 1998.

            Collateral Factor: The seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (i) the Aggregate Contract Principal Balance as of the immediately preceding Calculation Date to (ii) the Original Aggregate Contract Principal Balance.

            Crossover Amounts: As defined in the Master Facility Agreement.

            Cumulative Loss Amount: With respect to each Payment Date, an amount equal to the excess, if any, of (i) the Contract Principal Balance of all Series 1998-1 Contracts which have become Charged-Off Contracts since the Closing Date over (ii) Defaulted Residual Receipts.

            Cumulative Net Loss Percentage: With respect to any date of determination occurring after the end of the Beginning Period, the percentage equivalent of fraction, the numerator of which is the excess of (x) the aggregate, cumulative amount of the Contract Principal Balances of all Series 1998-1 contracts which became Charged-Off Contracts during each prior Collection Period commencing with the Beginning Period over (y) the aggregate, cumulative amount of all Defaulted Residual Receipts collected by the Servicer with respect to all prior Collection Periods commencing with the Beginning Period and the denominator of which is $__________.

            Cut-Off Date: With respect to the Initial Contracts, the close of business on January 31, 1998. With respect to any Additional Contract or Substitute Contract pledged to the Trustee, the date specified in the related Pledge Notice.

            Defaulted Residual Receipts: With respect to any Series 1998-1 Contract which has previously become a Charged-Off Contract (and is not a Reinstated Contract), all proceeds of the sale of the Equipment, all Insurance Proceeds and any amounts collected related to the failure of a User to pay any required amounts under the related Series 1998-1 Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Series 1998-1 Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Series 1998-1 Contract or in liquidating such Equipment.

            Delinquent Contract: As of any date, any Series 1998-1 Contract (i) as to which less than 90% of any Scheduled Payment was received by the Servicer when due as of the close of business on the Calculation Date immediately preceding such date and (ii) which is not a Charged-Off Contract.

            Eligible Contracts: Means, at the time of pledge, a Series 1998-1 Contract with respect to which:

            (i) (a) is with a User whose billing address is in the United States or its territories and possessions and requires all payments under such Contract to be made in United States dollars and (b) is with a User who, if a natural person, is a resident of the United States or its territories and possessions with legal capacity to contract or, if a corporation or other business organization, is organized under the laws of the United States, its territories or any political subdivision thereof and has its chief executive office in the United States or its territories,

            (ii) has not had any of its terms, conditions or provisions modified or waived other than in compliance with the Credit and Collection Policy and has not been restructured at any time when such Contract was a Delinquent Contract,

            (iii) constitutes "chattel paper" within the meaning of Section 9-105(b) of the UCC of all applicable jurisdictions (other than a Contract which is a loan in form and does not purport to evidence a security interest in goods within the meaning of Section 9-105(h) OF the UCC of all applicable jurisdictions) and for which there is only one original of such Contract that constitutes "chattel paper" for purposes of the UCC,

            (iv) does not contravene any applicable federal, state and local laws, and regulations thereunder (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of such Contract thereto is in violation of any applicable law, rule or regulation,

            (v) satisfies in all material respects all applicable requirements of the Credit and Collection Policy,

            (vi) if a municipal contract, does not have a Contract Principal Balance that, when aggregated with the Contract Principal Balances of all other municipal contracts included as Series 1998-1 Contracts, exceeds __% of the Aggregate Contract Principal Balance at that time,

            (vii) as of the related Pledge Date, is not more than [60] days delinquent; [provided, that, with respect to the Initial Contracts, up to $______________ in Aggregate Contract Principal Balance as of the related Cut-Off Date may be represented by Delinquent Contracts,]

            (viii) as of the related Pledge Date (other than a Contract which is a loan in form), (a) contains "hell or high water" provisions requiring the related User to assume all risk of loss or malfunction of the related Equipment, and (b) makes the related User absolutely and unconditionally liable for all payments required to be made thereunder, without any right of set-off, counterclaim, or other defense (other than the discharge in bankruptcy of such related User) and without any right to prepay the Contract or any contingencies tied to the Series Obligors,

            (ix) when aggregated with the sum of the Contract Principal Balances of all other Series 1988-1 Contracts relating to a single User, shall not be greater than the product of (a) ___% and (b) the Aggregate Contract Principal Balance at that time,

            (x) creates a valid and enforceable security or ownership interest in favor of the Contributor in the related Equipment, if any,

            (xi) is free and clear of any Adverse Claims, other than the claims arising pursuant to the Master Agreement, this Series 1998-1 Supplement and the Related Documents; provided, however, that nothing in this clause
      (xi) shall prevent or be deemed to prohibit the Contributor from suffering to exist upon such Series 1998-1 Contract any Adverse Claim for federal, state, municipal or other local taxes if such taxes shall not at the time be due and payable or if the Contributor shall concurrently be contesting the validity thereof in good faith by appropriate proceedings that have stayed enforcement thereof and shall have set aside on its books adequate reserves with respect thereto,

            (xii) is in full force and effect in accordance with its terms and contains enforceable provisions such that the right and remedies of the holder thereof shall be adequate for realization against the Equipment, if any, thereunder and of the benefits of any security granted thereunder;

            (xiii) does not provide for the substitution, exchange, or addition of any other items of Equipment pursuant to such Contract which would result in any reduction or extension of payments due thereunder;

            (xiv) by its terms is due and payable on or within ____ months of the applicable Pledge Date and, in either event, has not had its payment terms extended other than in compliance with the Credit and Collection Policy;

            (xv) is in substantially the form of one of the form contracts set forth in Exhibit __ hereto, subject to no offset, counterclaim or other defense (other than the discharge in bankruptcy of such User);

            (xvi) (a) does not preclude the pledge, transfer or assignment thereof, (b) does not require the consent of the User to the pledge, assignment or transfer thereof, and (c) does not contain a confidentiality provision that purports to restrict the ability of the Trustee (or any prior pledgor or owner thereof) to exercise its rights under the Related Documents with respect thereto, including, without limitation, its right to review the Series 1998-1 Contract; and

            (xvii) was (a) originated or purchased by the Contributor in the ordinary course of its business and (b) approved and purchased or funded in the ordinary course of the Contributor's business; and

            (xviii) either (a) is an account receivable representing all or part of the sales price of merchandise, insurance and/or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, or (b) represents a financial asset that converts to cash within a finite period of time within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended.

            Final Contract Payment: With respect to any Series 1998-1 Contract, any specified amount or minimum specified amount set forth in such Series 1998-1 Contract and required to be paid by the related User at the maturity of such Series 1998-1 Contract.

            Included Residual Receipts: With respect to any Payment Date, the aggregate, cumulative amount of Residual Receipts included as part of the Month, Remittance Amount on such Payment Date and all prior Payment Dates.

            Initial Contracts: The Series 1998-1 Contracts pledged to the Trustee on the Closing Date, as identified on the List of Initial Contracts.

            Initial Equipment: The Equipment pledged to the Trustee on the Closing Date pursuant to Section 1.02 hereto.

            Initial Period: The period from the Closing Date to the end of the Collection Period relating to the Payment Date immediately preceding the Amortization Date.

            Initial Property: The property pledged and assigned by the Series Obligors to the Trustee pursuant to Section 1.02 hereof.

            Interest Accrual Period: With respect to any Payment Date, the period commencing on and including the prior Payment Date (or on the Closing Date with respect to the initial Payment Date) and ending on and including the day immediately preceding such Payment Date.

            Interest-Only Period: The period from the Closing Date to the end of the Collection Period which immediately precedes the Amortization Date.

            Monthly Remittance Amount: With respect to any Payment Date (x) occurring on or prior to the Residual Cap Date, the aggregate amount of Collections received by the Servicer during the prior Collection Period with respect to the Series 1998-1 Trust Estate (other than Collections representing Advance Payments until such Advance Payments are applied as Collections), together with all Servicing Advances paid by the Servicer with respect to such Payment Date and (y) occurring after the Residual Cap Date, the amount described in clause (x) preceding less any Residual Receipts with respect to the related Collection Period. With respect to the Payment Date which is the Residual Cap Date, Residual Receipts with respect to the related Collection Period will only be included in the Monthly Remittance to the extent that such inclusion would not result in Included Residual Receipts exceeding $_____________.

            Nonrecoverable Advances: With respect to any Delinquent Contract, a Servicer Advance which the Servicer has determined that it will be unable to recover, in whole or in part, with respect to such Delinquent Contract.

            Noteholder or Holder: The Person in whose name a Note is registered in the Note Register.

            Original Aggregate Contract Principal Balance: The Aggregate Contract Balance of the Initial Contracts as of the Cut-off Date which is an amount equal to $___________.

            Outstanding Note Principal Balance: As of any date of determination, the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class B Principal Balance, the Class C Principal Balance and the Class D Principal Balance.

            Outstanding Residual Interest Principal Balance: As of any Payment Date, the excess, if any, of (x) the Aggregate Contract Principal Balances of all Series 1998-1 Contracts as of the related Calculation Date plus the Available Additional Property Funding Amount at the end of such Payment Date over (y) the Outstanding Note Principal Balance at the end of such Payment Date.

            Payment Date: The _____ day of each month, or, if such day is not a Business Day, the next succeeding Business Day.

            Pledge Notice: As defined in the Master Facility Agreement.

            Predecessor Contract: A Series 1998-1 Contract which is substituted for by a Substitute Contract.

            Rating Agencies: Moody's, S&P and Fitch IBCA, Inc.

            Record Date: With respect to any Payment Date, the Business Day preceding such Payment Date.

            Related Documents: The Master Agreement, the Series 1998-1 Supplement, the Contribution Agreement, each Series 1998-1 Contribution Agreement Supplement, each Pledge Notice and all amendments and supplement thereto.

            Release Event: With respect to any Series 1998-1 Contract, a payment in full of such Series 1998-1 Contract or a removal of such Series 1998-1 Contract from the Series 1998-1 Trust Estate following the deposit of the related Prepayment Amount in the Series 1998-1 Facility Account.

            Required Amortization Event: The earliest to occur of any of the following: (i) the occurrence of an Event of Servicing Termination or an Event of Default, (ii) the amount on deposit in the Additional Property Funding Account is more than $3,000,000, (iii) the bankruptcy of the Servicer or of either Series Obligor, (iv) as of any Calculation Date, the three-month average ratio of the aggregate Contract Balance Remaining of Series 1998-1 Contracts which are 31 or more days delinquent with respect to 90% or more of any Scheduled Payment to the Aggregate Contract Balance Remaining, exceeds 11.50%,
(v) as of any Payment Date, the average over the related and two prior Collection periods of the Charge-Off Ratio exceeds 3.75%, (vi) the amount on deposit in the Reserve Account falls below $_________ and (vii) the percentage equivalent of a fraction, the numerator of which is Outstanding Principal Balances of the Class A Notes, the Class B Notes and the Class C Notes (after taking into account all payments of principal to be made on such Payment Date, but prior to taking into account any allocation of the Allocated Loss Amount, if any, for such Payment Date and the denominator of which is the sum of the Aggregate Contract Principal Balance as of the related Calculation Date plus the Available Reserve Amount at the end of such Payment Date plus the amount on deposit in the Additional Property Funding Account at the end of such Payment Date exceeds 96%.

            Required Reserve Amount: An amount equal to the lesser of (i) ___% of the Original Aggregate Contract Principal Balance and (ii) the Outstanding Note Principal Balance.

            Reserve Account: The account or accounts by that name established and maintained by the Trustee pursuant to Section 3.02 hereof.

            Residual Account: The account or accounts by that name established and maintained by the Trustee pursuant to Section 3.02 hereof.

            Residual Amount Cap: An amount equal to ____________.

            Residual Event: means the occurrence of one or more if the following: (a) ABS is no longer the Servicer, (b) with respect to the March, 1998 Collection Period and each Collection Period thereafter, the Three-Month Servicer Realization Percentage calculated on any Calculation Date is less that 100%; or (c) with respect to the March, 1998 Collection Period and each Collection Period thereafter, the Three-Month Delinquency Percentage is greater than 10.50%; or (d) the Cumulative New Loss Percentage as of or, Calculation Date occurring during the following periods exceeds the "Loss Trigger Level Percentage" set forth below:

               Period                            Loss Trigger
                                               Level Percentage

Beginning Period through 12th                        4.0%
Collection Period thereafter

13th Collection Period following                     5.5%
Beginning Period through 24th
Collection Period thereafter

25th Collection Period following                     7.0%
Beginning Period and thereafter

            Notwithstanding the foregoing: (i) the Residual Event referred to in clause (b) may be cured if the Three-Month Residual Realization Percentage is greater than or equal to 100% for three consecutive month thereafter i (vi) the Residual Event referenced in clause (c) may be cured if the Three-Month Delinquency Percentage for any Due Period thereafter is less than or equal to 10.50%; and (iii) the Residual Event referenced in clause (d) may be cured if the Cumulative Net Loss Percentage, although it exceeds the "Loss Trigger Level Percentage" in a prior period, is less than the "Loss Trigger Level Percentage" in a subsequent period.

            Residual Interest: The Series Obligors' reversionary rights to the Series 1998-1 Trust Estate and the proceeds thereof to the extent such proceeds are not needed to make payments on the Series 1998-1 Notes.

            Series Obligors: Advanta Leasing Receivables IV, a Nevada corporation, and Advanta Leasing Receivables Corp. V, a Nevada corporation.

            Series 1998-1 Accounts: The Series 1998-1 Facility Account, the Interest-Only Property Funding Account and the Reserve Account.

            Series 1998-1 Contracts: Shall have the meaning as defined in
Section 1.02 hereof.

            Series 1998-1 Facility Account: The account by that name established and maintained by the Trustee pursuant to Section 3.01(a) hereof.

            Series 1998-1 Contribution Agreement Supplement: Each Contribution Agreement Supplement delivered with respect to the Series 1998-1 Trust Estate.

            Series 1998-1 Notes: Shall have the meaning as defined in Section
1.01 hereof.

            Series 1998-1 Trust Estate: As defined in Section 1.02 hereof.

            Servicer: The Person performing the duties of the Servicer hereunder, initially Advanta Business Services Corp., a Delaware corporation.

            Servicer Fee Rate: 1.00%.

            Servicer's Certificate: A written informational statement, substantially in the form of Exhibit ___ hereto, to be provided by the Servicer in accordance with Section 6.06 of the Master Agreement and signed by a Servicing Officer and furnished to the Trustee and each Rating Agency by the Servicer.

            Servicing Fee: The fee payable to the Servicer on each Payment Date in consideration for the Servicer's performance of its duties pursuant to
Section 3.05 hereof in an amount equal to the product of (a) one-twelfth of the Servicer Fee Rate and (b) the Aggregate Contract Principal Balance as of the prior Calculation Date.

            Stated Amortization Date: The Payment Date occurring in November, 1998.

            Stated Maturity Date: _________________.

            Substitute Contract: As defined in Section 3.10 hereof.

                                  ARTICLE III.

                SERIES ACCOUNTS; DISTRIBUTIONS AND STATEMENTS TO
              SERIES 1998-1 NOTEHOLDERS; SERIES SPECIFIC COVENANTS

            SECTION 3.01 Series 1998-1 Facility Account. (a) The Trustee, for the benefit of the Series 1998-1 Noteholders, shall establish and maintain an account (the "Series 1998-1 Facility Account") as a segregated trust account in the Trustee's corporate trust department, identified as the "Facility Account for Advanta Master Asset-Backed Facility Agreement, in trust for the Series 1998-1 Noteholders." The Trustee shall make or permit withdrawals from the Series 1998-1 Facility Account only as provided in this Series 1998-1 Supplement.


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
            (b) On each Payment Date, (i) the Trustee shall transfer the Monthly Remittance Amount with respect to such Payment Date from the Master Facility Account to the Series 1998-1 Facility Account, and (ii) on each Payment Date occurring after the Residual Cap Date, the Trustee shall pay to the Series Obligors all Residual Receipts with respect to the Series 1998-1 Contracts and with respect tot he related Collection Period. On the Payment Date which is the Residual Cap Date, or, excess of the Residual Receipts with respect to the Series 1998-1 Contracts and with respect to the related Collection Period over such Residual Receipts as are included in the Monthly Remittance Amount on such Payment Date shall be paid to the Series Obligors by the Trustee.

            The Trustee shall deposit all net investment earnings on each Series 1998-1 Account, as earned, to the Series 1998-1 Facility Account;

            SECTION 3.02 Additional Property Funding Account, Reserve Account and Residual Account. (a) The Trustee shall establish and maintain an account (the "Additional Property Funding Account") as one or more non-interest bearing, segregated trust accounts in the Trustee's corporate trust department, in the name of "Advanta Equipment Receivables Asset-Backed Notes Additional Property Funding Account, in trust for the Series 1998-1 Noteholders." The Trustee shall make or permit withdrawals from the Interest-Only Property Funding Account only as provided in this Series 1998-1 Supplement.

            (b) (i) The Trustee shall establish and maintain an account (the "Reserve Account") as one or more segregated trust accounts in the Trustee's corporate trust department in the name of "Advanta Equipment Receivables Asset-Backed Notes 1998-1 Reserve Account, in trust for the Series 1998-1 Noteholders." The Trustee shall make or permit withdrawals from the Reserve Account only as provided in this Series 1998-1 Supplement.

                       (ii) If:

                  (A) on any Payment Date prior to the Amortization Date, (x)
            the amounts described in clauses (a)(iii), (a)(iv) and (a)(v) of
            Section 3.05 hereof together with the Aggregate Contract Principal Balances of all Contracts which become Charged-Off Contracts during the prior Collection Period exceed (y) the Available Funds (exclusive of any Reserve Account transfers, but inclusive of any Residual Account transfers, as provided in paragraph (c) below) in the Series 1998-1 Facility Account after taking into account the payment of amounts described in clauses (a)(i) and (a)(ii) of
            Section 3.05 on such Payment Date; or

                  (B) on any Payment Date during the Amortization Period, (x)
            the amounts described in clauses (b)(iii), (b)(iv), (b)(v), (b)(vi),
            (b)(vii), and (b)(viii) of Section 3.05 hereof exceed (y) the Available Funds (exclusive of any Reserve Account transfers, but inclusive of any Residual Account transfers pursuant to paragraph
            (c) below) in the Series 1998-1 Facility


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
            Account after taking into account the payment of amounts described in clauses (b)(i) and (b)(ii) of Section 3.05 on such Payment Date;

            then, to the extent of the Available Reserve Amount on deposit in the Reserve Account, the Trustee shall transfer, prior to making payments to the Series 1998-1 Noteholders on such Payment Date, from the Reserve Account to the Series 1998-1 Facility Account such amount as shall be necessary to fund any such shortfall.

                       (iii) In the event that after giving effect to all the disbursements required to be made on any Payment Date, the Available Reserve Amount exceeds the Required Reserve Amount, the Trustee shall transfer, not later than the end of business on such Payment Date, an amount equal to such excess to the Series Obligors, as the holders of the Residual Interest.

                       (iv) Upon payment in full of the Series 1998-1 Notes, any balance remaining in the Reserve Account, after all obligations to the Noteholders hereunder have been fully satisfied, shall be paid to reimburse the Trustee for any amounts owing to it arising from the performance of its obligations under the Master Agreement and this Series 1998-1 Supplement and, then, to the Series Obligors, as the holders of the Residual Interest.

            (c) (i) The Trustee shall establish and maintain an account (the "Residual Account") as one or more segregated trust accounts in the Trustee's corporate trust department, in the name of "Advanta Equipment Receivables Asset-Backed Notes 1998-1 Reserve Account, in trust for the Series 1998-1 Noteholders." The Trustee shall make or permit withdrawals from the Residual Account only as provided in this Series 1998-1 Supplement.

                       (ii) If, on any Payment Date, a Residual Event is in effect (i.e., has occurred and not been cured) the Trustee shall deposit to the Residual Account the amounts described in Section 3.05(a)(ix) (during the Interest-Only Period) or Section 3.05(b)(xii) (during the Amortization Period).

                       (iii) If:

                  (A) on any Payment Date prior to the Amortization Date, (x)
            the amounts described in clauses (a)(iii), (a)(iv) and (a)(v) of
            Section 3.05 hereof together with the Aggregate Contract Principal Balances of all Contracts which become Charged-Off Contracts during the prior Collection Period exceed (y) the Available Funds (exclusive of any Reserve Account and Residual Account transfers) in the Series 1998-1 Facility Account after taking into account the payment of amounts described in clauses (a)(i) and (a)(ii) of
            Section 3.05 on such Payment Date; or

                  (B) on any Payment Date during the Amortization Period, (x)
            the amounts described in clauses (b)(iii), (b)(iv), (b)(v), (b)(vi),
            (b)(vii), (b)(viii) and (b)(ix) of Section 3.05 hereof exceed (y) the Available Funds


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
            (exclusive of any Reserve Account or Residual Account transfers) in the Series 1998-1 Facility Account after taking into account the payment of amounts described in clauses (b)(i) and (b)(ii) of
            Section 3.05 on such Payment Date;

            then, to the extent of the Available Residual Amount on deposit in the Residual Account, the Trustee shall transfer, prior to making payments to the Series 1998-1 Noteholders on such Payment Date or prior to making any transfers from the Reserve Account on such Payment Date, from the Residual Account to the Series 1998-1 Facility Account such amount as shall be necessary to fund any such shortfall.

                       (iv) In the event that on any Payment Date the Trustee Determines that a Residual Event which has previously occurred has been cured, the Trustee, prior to making any other transfers or disbursements from the Series 1998-1 Accounts on such Payment Date, shall pay the full amount then on deposit in the Residual Account to the Series Obligors.

                       (v) Upon payment in full of the Series 1998-1 Notes, any balance remaining in the Residual Account, after all obligations to the Noteholders hereunder have been fully satisfied, shall be paid to reimburse the Trustee for any amounts owing to it arising from the performance of its obligations under the Master Agreement and this Series 1998-1 Supplement and, then, to the Series Obligors.

            SECTION 3.03 Investment of Monies Held in the Accounts; Subaccounts.
(a) The Servicer shall direct the Trustee to invest the amounts in each Account in Eligible Investments that mature not later than the Business Day immediately preceding the next Payment Date following the investment of such amounts. Eligible Investments shall not be sold or disposed of prior to their maturities. Net investment earnings on amounts held in any Series 1998-1 Account shall be deposited in the Series 1998-1 Facility Account as earned.

            (b) The Trustee and the Servicer may, from time to time and in connection with the administration of each Series 1998-1 Account, establish and maintain with the Trustee one or more sub-accounts of any of the Series 1998-1 Accounts, as the Trustee and/or the Servicer may consider useful.

            SECTION 3.04 Additional Property Funding Account. (a) (i) On each Payment Date during the Interest-Only Period, and provided that no Required Amortization Event has occurred, in consideration of the pledge of Additional Contracts, if any, to be pledged to the Trustee on such Payment Date, the Trustee shall pay to the Series Obligors the amounts described in Section 3.05(a)(vi) hereof.

                       (ii) If, on the Amortization Date, any amount is on deposit in the Additional Property Funding Account, it shall be deposited in the Series 1998-1 Facility Account prior to making any payments or distributions on such


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
      Payment Date from the Series 1998-1 Facility Account and the Additional Property Account shall be closed.

            (b) If a Required Amortization Event occurs, then no further pledges of Additional Contracts shall occur, and all amounts that would otherwise have been disbursed in consideration of such pledges shall be retained in the Series 1998-1 Facility Account and shall be distributed, as provided in Section 3.05(b) below.

            SECTION 3.05 Flow of Funds. (a) On each Payment Date prior to the Amortization Date, the Trustee will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account and, with respect to paragraph (vi), from amounts on deposit in the Additional Property Funding Account, in the following order of priority:

                        (i) from the Available Funds, to the Servicer, any unrecoverable Servicer Advances;

                        (ii) from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is not then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                        (iii) from the Available Funds then remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest and Class A Overdue Interest for the related Interest Accrual Period; pari passu with respect to each Class of Class A Notes;

                        (iv) from the Available Funds then remaining in Collection Account, to the Class B Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Period;

                        (v) from the Available Funds then remaining in Collection Account, to the Class C Noteholders, the Class C Note Interest and the Class C Overdue Interest for the related Interest Accrual Period;

                        (vi) from the sum of (x) the Available Funds then remaining in the Collection Account, and (y) the amount then on deposit in the Additional Property Funding Account (such sum, the "Available Additional Property Funding Amount"), as follows:

                  (A) to the Issuers, an amount equal to the least of:

                  (i) the Available Additional Property Funding Amount,

                  (ii) the sum of (i) the excess of (x) the Aggregate Contract Principal Balance as of the second preceding Calculation Date over the Aggregate Contract Principal Balance as of the preceding Calculation Date plus (ii) the amount on deposit in the


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
                  Additional Property Funding Account at the opening of business on such Payment Date (such sum, the "Additional Property Funding Requirement" for such Payment Date); and

                  (iii) the Aggregate Contract Principal Balances of all Additional Contracts actually pledged to the Trustee on such Payment Date; and

                  (B) to the Additional Property Funding Account, the lesser of:

                  (i) the excess, if any, (x) the Additional Property Funding Requirement for such Payment Date over (y) the amount described in clause (A)(iii) above; and

                  (ii) the remaining Available Additional Property Funding
                  Amount;

                        (vii) On and after each Payment Date after the Reserve Account Funding Date, from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                        (viii) from the Available Funds then remaining in Collection Account to the Reserve Account, to the extent necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

                        (ix) upon the occurrence and continuance of a Residual Event, the lesser of (A) the remaining Available Funds and (B) the aggregate amount of Residual Receipts originally included in the Available Funds for such Payment Date will be deposited to the Residual Account;

                        (x) from the Closing Date until the Reserve Account Funding Date, the Servicing Fee otherwise payable to ABS shall be deposited to the Reserve Account;

                        (xi) from the Available Funds then remaining in the Collection Account, to the Class D Noteholders, the Class D Note Interest and the Class D Overdue Interest for the related Interest Accrual Period;

                        (xii) to ABS, the amount of any Servicing Fee previously due to it but deposited to the Reserve Account; and

                        (xiii) to the Issuers, as the holders of the Residual Interest, any remaining Available Funds on deposit in the Collection Account.

            (b) On the Payment Date which is also the Amortization Date and on each Payment Date thereafter (such period being the "Amortization Period"), the


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
      Trustee will be required to make the following payments from the Available Funds (including amounts transferred from the Reserve Account on such Payment Date) then on deposit in the Collection Account, in the following order of priority:

                        (i) from the Available Funds, to the Servicer, any unrecoverable Servicer Advances;

                        (ii) from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is not then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                        (iii) from the Available Funds then remaining in the Collection Account, to the Class A Noteholders, the Class A Note Interest and Class A Overdue Interest for the related Interest Accrual Period, pari passu with respect to each Class of Class A Notes;

                        (iv) from the Available Funds then remaining in the Collection Account, to the Class B Noteholders, the Class B Note Interest and the Class B Overdue Interest for the related Interest Accrual Period;

                        (v) from the Available Funds then remaining in the Collection Account, to the Class C Noteholders, the Class C Note Interest and the Class C Overdue Interest for the related Interest Accrual Period;

                        (vi) until the Class A Principal Balance has been reduced to zero, from the Available Funds then remaining in the Collection Account (___% of such an amount to be paid in "sequential-pay" fashion with respect to the Class A-1 Notes, the Class A-2 Notes and the Class A-4 Notes, in that order, and ___% of such amount to be paid with respect to the Class A-3 Notes), the Class A Principal Payment and the Class A Overdue Principal;

                        (vii) until the Class B Principal Balance has been reduced to zero, to the Class B Noteholders, from the Available Funds then remaining in the Collection Account, the Class B Principal Payment and the Class B Overdue Principal;

                        (viii) until the Class C Principal Balance has been reduced to zero, to the Class C Noteholders, from the Available Funds then remaining in the Collection Account, the Class C Principal Payment and the Class C Overdue Principal;

                        (ix) to pay the Additional Principal, if any, first to the Class C Noteholders then receiving the Class C Principal Payment until the Outstanding Principal Balance on all the Class C Notes has been reduced to zero, then to the Class B Noteholders until the Outstanding Principal Balance on the Class B Notes has been reduced to zero and thereafter to the Class A Noteholders


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
      until the Outstanding Principal Balance, as provided in clause (vi) above, on the Class A Notes has been reduced to zero;

                        (x) on each Payment Date after the Reserve Account Funding Date from the Available Funds then remaining in the Collection Account, to the Servicer, if ABS is then the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                        (xi) from the Available Funds then remaining in the Collection Account, to the Reserve Account, to the extent necessary to increase the amount on deposit in the Reserve Account to the Required Reserve Amount for such Payment Date;

                        (xii) upon the occurrence and continuance of a Residual Event, the lesser of (A) the remaining Available Funds and (B) the aggregate amount of Residual Receipts originally included in Available Funds for such Payment Date will be deposited to the Residual Account;

                        (xiii) from the Closing Date until the Reserve Account Funding Date, the Servicing Fee otherwise payable to ABS shall be deposited to the Reserve Account;

                        (xiv) from the Available Funds then remaining in the Collection Account, to the Class D Noteholders, the Class D Note Interest and the Call D Overdue Interest for the related Interest Accrual Period;

                        (xv) from the Available Funds then remaining in the Collection Account, to the Class D Noteholders, the Class D Principal Payment and the Class D Overdue Principal;

                        (xvi) to ABS, the amount of any Servicing Fee previously due to it but deposited to the Reserve Account; and

                        (xvii) to the Issuers, as the holder of the Residual Interest, any remaining Available Funds on deposit in the Collection Account.

            (c) All payments to Noteholders shall be made on each Payment Date to each Noteholder of record on the related Record Date by check, or, if requested by such Noteholder, by wire transfer to the account designated in writing delivered to the Trustee on or prior to the related Determination Date, in immediately available funds, in amounts equal to such Noteholder's pro rata share of such payment.

            SECTION 3.06 Statements to Noteholders. (a) If the Servicer has delivered the Servicer's Certificate on the preceding Determination Date, then on each Payment Date the Trustee will forward it to each Rating Agency, and mail to each Noteholder, a statement (which statement is based exclusively upon information that the Servicer furnished to the Trustee in the Servicer's Certificate delivered pursuant to


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
Section 6.06 of the Master Agreement), not later than one Business Day prior to such Payment Date, setting forth the following information (per $1,000 of Initial Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, of Initial Class B Principal Balance or of Initial Class C Principal Balance (as the case may be) as to (i) and (ii) below):

                        (i) The amount of such payment allocable to the Class A-1 Principal Payment, Class A-2 Principal Payment, Class A-3 Principal Payment, the Class B Principal Payment or the Class C Principal Payment, as applicable, and Class A-1 Overdue Principal, Class A-2 Overdue Principal, Class A-3 Overdue Principal, the Class B Overdue Principal or Class C Overdue Principal, as applicable;

                        (ii) The amount of such payment allocable to such Class A-1 Note Interest, Class A-2 Note Interest, Class A-3 Note Interest, Class B Note Interest or Class C Note Interest, Class A-1 Overdue Interest, Class A-2 Overdue Interest, Class B Overdue Interest or Class C Overdue Interest, as applicable;

                        (iii) The aggregate amount of fees and compensation received by the Servicer for the related Collection Period;

                        (iv) The aggregate Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance, Class B Principal Balance, Class C Principal Balance the Class A-1 Note Factor, the Class A-2 Note Factor, the Class A-3 Note Factor, the Class B Note Factor, the Class C Note Factor, after taking into account all distributions made on such Payment Date, the Aggregate Contract Principal Balance and the Collateral Factor;

                        (v) The total unreimbursed Servicer Advances with respect to the related Collection Period;

                        (vi) The aggregate Contract Principal Balance for all Series 1998-1 Contracts that became Charged-Off Contracts during the related Collection Period, and, in the case of the Initial Period, continue to be Charged-Off Contracts, calculated immediately prior to the time such Contracts became Charged-Off Contracts; and

                        (vii) The amount on deposit in the Reserve Account.

            (b) By January 31 of each calendar year, commencing January 31, 1999, or as otherwise required by applicable law, the Trustee shall furnish to each Person who at any time during the immediately preceding calendar year was a Series 1998-1 Noteholder a statement containing the applicable aggregate amounts of interest and principal paid to such Noteholder for such calendar year or, in the event such Person was a Noteholder during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's preparation of federal income tax returns. In addition to the foregoing the Trustee


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
      shall make available to Noteholders any other information provided to the Trustee or otherwise in the Trustee's possession reasonably requested by Noteholders in connection with tax matters, in accordance with the directions of the Servicer.

            (c) The Servicer and the Trustee shall furnish to each Series 1998-1 Noteholder, on request, such periodic, special or other reports or information not specifically provided for herein, as shall be necessary, reasonable or appropriate with respect to such Noteholder, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Series 1998-1 Noteholder may reasonably require and as the Servicer and the Trustee may reasonably be able to produce. A Series 1998-1 Noteholder may, by notice to the Trustee, waive receipt of any reports. The Trustee's obligation under this Section 3.06(c) shall only pertain to information provided by the Servicer to the Trustee or otherwise in the Trustee's possession.

            (d) The Trustee shall promptly send to each Series 1998-1 Noteholder and to each Rating Agency in writing:

                        (i) Notice of any breach by the Contributor, either Series Obligor or the Servicer of any of their respective representations, warranties and covenants made herein or in the Contribution Agreement;

                        (ii) A copy of each Servicer's Certificate received by the Trustee;

                        (iii) A copy of each Servicer compliance statement delivered to the Trustee pursuant to Section 6.07 of the Master Agreement;

                        (iv) A copy of each financial statement and Independent Accountant's review delivered to the Trustee pursuant to Section 6.08 of the Master Agreement;

                        (v) Notice of any failure of the Trustee to conform to the eligibility requirements for the Trustee pursuant to Section 11.08 of the Master Agreement;

                        (vi) Notice of the appointment of any co-trustee or separate trustee pursuant to Section 11.15 of the Master Agreement;

                        (vii) Notice of the occurrence of any Required Amortization Event; and

                        (viii) Notice of the occurrence of any Event of Servicer Termination or of any Event of Default;

provided, however, that in each case the Trustee shall only be required to send such notices and other items to the Series 1998-1 Noteholders to the extent that the Trustee has itself received the related information and the Series 1998-1 Noteholders have not already


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
received such notice or other items. Except as may be specifically provided herein, the Trustee shall have no obligation to seek to obtain any such information.

            SECTION 3.07 Compliance With Withholding Requirements. Notwithstanding any other provisions of the Master Agreement and this Series 1998-1 Supplement, the Trustee, as paying agent for and on behalf of, and at the direction of the Servicer, shall comply with all federal withholding requirements respecting payments (or advances thereof) to Series 1998-1 Noteholders as may be applicable to instruments constituting indebtedness for federal income tax purposes. Any amounts so withheld shall be treated as having been paid to the related Series 1998-1 Noteholder for all purposes of this Series 1998-1 Supplement. In no event shall the consent of Noteholders be required for any withholding.

            SECTION 3.08 Servicer Advances. No later than one Business Day preceding each Payment Date, the Servicer shall make a Servicer Advance for each Series 1998-1 Contract which is a Delinquent Contract with respect to each overdue payment as of the related Calculation Date in an amount equal to the Scheduled Payments, or portion thereof, which were due but not received during the related Collection Period (and not previously covered by an unreimbursed Servicer Advance); provided, however, that the Servicer shall not be obligated to make any Servicer Advance pursuant to this Section 3.08 which the Servicer determines in its sole discretion and in accordance with its customary servicing practices would be a Nonrecoverable Advance. On each Determination Date, the Servicer shall deliver to the Trustee the Servicer's Certificate listing the aggregate amount of Scheduled Payments not received for the immediately prior Collection Period as of the related Calculation Date which it has determined, in its sole discretion and in accordance with its customary servicing practices, is likely to be recoverable from the related Users and in respect of which the Servicer shall so make Servicer Advances. The Servicer shall remit any Servicer Advances to the Series 1998-1 Facility Account.

            SECTION 3.09 Substitutions and Modifications. In addition to any right of substitution pursuant to Section 3.03 of the Contribution Agreement, the Servicer has the right (but not the obligation) at any time to substitute one or more Series 1998-1 Contracts (each a "Substitute Contract") for a Series 1998-1 Contract ("Predecessor Contract") if:

                        (i) the Predecessor Contract then meets the requirements for being a "Charged-Off Contract," and

                        (ii) the aggregate Contract Principal Balance(s) of such Substitute Contract or Contracts is at least equal to the aggregate Contract Principal Balance(s) of such Predecessor Contract or Contracts, each as of the Calculation Date immediately following the date of such substitution and calculated, with respect to the Predecessor Contract, as if such Predecessor Contract were not a Charged-Off Contract.


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
                        (iii) the aggregate, cumulative Contract Principal Balance of all Substitute Contracts does not exceed 10% of the Original Aggregate Contract Principal Balance, exclusive of Substitute Contracts relating to any breach of the representations or warranties as provided in
      Section 3.01 of the Contribution Agreement.

            SECTION 3.10 Servicer to Act as Custodian. (a) The Servicer shall hold and acknowledges that it is holding the Series 1998-1 Trust Estate (other than the Series 1998-1 Accounts), that it may from time to time receive hereunder as custodian for the Trustee.

            (b) The Servicer shall promptly report to the Trustee any failure by it to hold the complete Series 1998-1 Contracts as herein provided and shall promptly take appropriate action to remedy any such failure but only to the extent (i) any such failure is caused by the acts or omissions of the Servicer and (ii) such remedial action is otherwise within its capabilities or control. As custodian, the Servicer shall have and perform the following powers and duties:

                  (A) hold the Series 1998-1 Contracts on behalf of the Trustee for the benefit of the Series 1998-1 Noteholders, maintain accurate records pertaining to each Series 1998-1 Contract to enable it to comply with the terms and conditions of the Indenture, and maintaining a current inventory thereof;

                  (B) implement policies and procedures in accordance with the
            Servicer's normal business practices with respect to the handling and custody of the Series 1998-1 Contracts so that the integrity and physical possession of the Series 1998-1 Contracts will be maintained; and

                  (C) attend to all details in connection with maintaining
            custody of the Series 1998-1 Contracts on behalf of the Trustee on behalf of the Series 1998-1 Noteholders.

            (c) In acting as custodian of the Series 1998-1 Contracts, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in such Series 1998-1 Contracts. The Servicer on behalf of the Series 1998-1 Noteholders shall mark conspicuously each original contractual document with a User, and its master data processing records evidencing each Series 1998-1 Contract with a legend, acceptable to the Trustee, evidencing that all right, title and interest in the Series 1998-1 Contracts has been granted to the Trustee as provided in this Series 1998-1 Supplement.

            (d) The Servicer agrees to maintain the Series 1998-1 Contracts at either its office in Voorhees, New Jersey or at such other location as shall from time to time be identified by prior written notice to the Trustee. Subject to the foregoing, the Servicer may temporarily move individual Series 1998-1 Contracts or any


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
      portion thereof without notice as necessary to conduct collection and other servicing activities.

                                   ARTICLE IV.

                            SERIES EVENTS OF DEFAULT

            SECTION 4.01 Events of Default. Events of Default and Notice
Thereof.

            The following events constitute "Events of Default":

            (a) default by the Series Obligors in making Interest Payments when such payments become due and payable, or a default in reducing the Outstanding Principal Balance of any Class of Notes to zero by such Class's Stated Maturity Date (other than with respect to the Class D Notes);

            (b) default in the performance, or breach, by either Series Obligors of the provisions of its related organizational documents relating to corporate separateness;

            (c) default in the performance, or breach, of any covenant of either Series Obligors in the Master Agreement, or herein, and continuance of such default or breach for a period of 30 days after the earliest of (i) any officer of either Series Obligor first acquiring the knowledge thereof, (ii) the Trustee's giving written notice thereof to the Series Obligors or (iii) the holders of a majority of the then Outstanding Note Principal Balance giving written notice thereof to the Series Obligors and the Trustee;

            (d) if any representation or warranty of either Series Obligors made in the Master Agreement or any other writing provided to the holders of the Series 1998-1 Notes, excluding the representations and warranties made by the Series Obligors with respect to the Series 1998-1 Contracts, proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by either Series Obligors will be deemed to be "material" only if it negatively affects the Series 1998-1 Noteholders, the enforceability of the Master Agreement, this Series 1998-1 Supplement or of the Series 1998-1 Notes; or

            (e) insolvency or bankruptcy events relating to either Series
      Obligor.

            The Trustee shall give the Series 1998-1 Noteholders notice of all uncured defaults known to it.

            If an Event of Default of the kind specified in clause (e) above occurs, the unpaid principal amount of the Series 1998-1 Notes shall automatically become due and payable together with all accrued and unpaid interest thereon. If any other Event of Default occurs and is continuing, then the Trustee will, if so directed by the holders of

66-2/3% (33-1/3% in the case of a payment default pursuant to clause (a) above) of the then Outstanding Note Principal Balance, or the holders of such percentages of the then Outstanding Principal Balance of such Series 1998-1 Notes may declare the unpaid principal amount of all the Series 1998-1 Notes to be due and payable immediately, together with all accrued and unpaid interest thereon. The Trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the Series 1998-1 Notes, not sell the Series 1998-1 Trust Estate unless such sale is for an amount greater than or equal to the Outstanding Principal Balance of the Series 1998-1 Notes unless directed to do so by the holders of 66-2/3% (33-1/3% in the case of a payment default pursuant to clause (a) above) of the then Outstanding Note Principal Balance.

            The Series Obligors shall furnish annually to the Trustee, a statement of certain officers of the Series Obligors to the effect that to the best of their knowledge the Series Obligors is not in default in the performance and observance of the terms of the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes or, if the Series Obligors are in default, specifying such default.

            SECTION 4.02 Acceleration of Maturity; Rescission and Annulment.

            (a) If an Event of Default of the kind specified in Section 4.01(e) occurs, the unpaid principal amount of the Series 1998-1 Notes shall automatically become due and payable at par together with all accrued and unpaid interest thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Series Obligors. If an Event of Default (other than an Event of Default of the kind described in Section 4.01(e)) occurs and is continuing, then and in every such case the Trustee shall, if so directed by the holders of Series 1998-1 Notes evidencing 66-2/3% of the then Outstanding Note Principal Balance may, declare the unpaid principal amount of all the Series 1998-1 Notes to be due and payable immediately, by a notice in writing to the Series Obligors (and to the Trustee if given by Series 1998-1 Noteholders), and upon any such declaration such principal amount shall become immediately due and payable together with all accrued and unpaid interest thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Series Obligors.

            (b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the holders of Series 1998-1 Notes evidencing 66-2/3% of the then Outstanding Note Principal Balance, by written notice to the Obligors' Agent and the Trustee, may rescind and annul such declaration and its consequences if:

                        (i) the Series Obligors have paid or deposited with the Trustee a sum sufficient to pay:

                  (A) all principal on any Class A Notes, Class B Notes and
            Class C Notes which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit at the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class B Interest Rate and the Class C Interest Rate, as applicable.

                  (B) all interest due with respect to any Class A Notes, Class
            B Notes and the Class C Notes and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the appropriate Note Interest Rates, and

                  (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel;

            and

                       (ii) all Events of Default, other than the non-payment of the Outstanding Note Principal Balance which has become due solely by such declaration of acceleration, have been cured or waived as provided in
      Section 4.01.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

            SECTION 4.03 Remedies. (a) If an Event of Default occurs and is continuing of which a Responsible Officer has actual knowledge, the Trustee shall immediately give notice to each Series 1998-1 Noteholder and shall solicit the Series 1998-1 Noteholders for advice. The Trustee shall then take such action as so directed by the holders of Series 1998-1 Notes evidencing 66-2/3% of the then Outstanding Note Principal Balance).

            (b) Following any acceleration of the Series 1998-1 Notes, the Trustee shall have all of the rights, powers and remedies with respect to the Series 1998-1 Trust Estate as are available to secured parties under the UCC or other applicable law. Such rights, powers and remedies may be exercised by the Trustee in its own name as trustee of an express trust.

            (c) If an Event of Default specified in Section 4.01(a) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Series Obligors for the whole amount of principal and interest remaining unpaid.

            (d) In exercising its rights and obligations under this Section 4.03, the Trustee may sell the Series 1998-1 Trust Estate in accordance with Section 4.16 hereof; provided, that if the Event of Default involves other than non-payment of principal or interest on the Series 1998-1 Notes, then such sale must be for an amount greater than or equal to amounts due under clauses first through fourth in

      Section 4.06. Neither the Trustee nor any Series 1998-1 Noteholder shall have any rights against the Series Obligors other than to enforce the Lien against the Series 1998-1 Contracts and the Equipment and to sell the Series 1998-1 Trust Estate.

            SECTION 4.04 Trustee Shall File Proofs of Claim. (a) In case of the tendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to the Series Obligors, the Contributor, the Servicer or any other obligor upon the Series 1998-1 Notes or the other obligations secured hereby or relating to the property of the Series Obligors, the Contributor, the Servicer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Series 1998-1 Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Series Obligors, the Contributor or the Servicer for the payment of overdue principal or interest or any such other obligation) shall by intervention in such proceeding or otherwise,

                        (i) file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Series 1998-1 Notes and any other obligation secured hereby and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Series 1998-1 Noteholders allowed in such judicial proceeding, and

                        (ii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Series 1998-1 Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Series 1998-1 Noteholders to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee.

            (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Series 1998-1 Notes or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Series 1998-1 Noteholder in any such proceeding.

            SECTION 4.05 Trustee May Enforce Claims Without Possession of Series 1998-1 Notes. All rights of action and claims under the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes may be prosecuted and enforced by the Trustee without the possession of any of the Series 1998-1 Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the

Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Series 1998-1 Notes in respect of which such judgment has been recovered.

            SECTION 4.06 Application of Money Collected. Any money collected by the Trustee pursuant to this Article, and any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Series 1998-1 Notes and surrender thereof:

            first       to the payment of all costs and expenses of collection
      incurred by the Trustee and the Series 1997-1 Noteholders (including the reasonable fees and expenses of any counsel to the Trustee and the Series 1998-1 Noteholders);

            second      if the person then acting as Servicer is not ABS or an
      Affiliate of ABS, to the payment of all Servicing Fees then due to such person;

            third       first, pro rata to the payment of all accrued and unpaid
      interest on the Class A-1 Principal Balance, Class A-2 Principal Balance, Class A-3 Principal Balance and Class A-4 Principal Balance, respectively, to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class A-1 Interest Rate, Class A-2 Interest Rate, Class A-3 Interest Rate and Class A-4 Interest Rate, respectively, second, to the payment of all accrued and unpaid interest on the Class B Principal Balance to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate, third, to the payment of all accrued and unpaid interest on the Class C Principal Balance to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class C Interest Rate, fourth, to the payment of the Class A-1 Principal Balance, fifth, to the payment of the Class A-2 Principal Balance, Class A-3 Principal Balance pro rata, sixth, to the payment of the Class B Principal Balance and, seventh, to the payment of the Class C Principal Balance; provided, that the Series 1998-1 Noteholders may allocate such payments for interest, principal and premium at their own discretion, except that no such allocation shall affect the allocation of such amounts or future payments received by any other Series 1998-1 Noteholder;

            fourth      to the payment of amounts then due the Trustee
      hereunder;

            fifth       to the payment of the remainder, if any, to the Class D
      Noteholders, to the Series Obligors or any other Person legally entitled thereto.

            SECTION 4.07 Limitation on Suits. None of the Series 1998-1 Noteholders shall have any right to institute any proceeding, judicial or otherwise, with respect to the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                        (i) such Series 1998-1 Noteholder has previously given written notice to the Trustee of a continuing Event of Default;

                        (ii) the holders of not less than 66-2/3% of the then Outstanding Note Principal Balance of the Series 1998-1 Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                        (iii) such Series 1998-1 Noteholder or Series 1998-1 Noteholders have offered to the Trustee adequate indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                        (iv) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity failed to institute any such proceeding; and

                        (v) so long as any of the Series 1998-1 Notes remain Outstanding, no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the holders of a 66-2/3% of the then Outstanding Note Principal Balance of the Series 1998-1 Notes;

it being understood and intended that no one or more Series 1998-1 Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes to affect, disturb, or prejudice the rights of any other Series 1998-1 Noteholders, or to obtain or to seek to obtain priority or preference over any other Series 1998-1 Noteholders or to enforce any right under the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes, except in the manner herein provided and for the equal and ratable benefit of all the Series 1998-1 Noteholders. It is further understood and intended that so long as any portion of the Series 1998-1 Notes remains Outstanding, ABS shall not have any right to institute any proceeding, judicial or otherwise, with respect to the Series 1998-1 Notes or for the appointment of a receiver or trustee (including, without limitation, a proceeding under the Bankruptcy Code), or for any other remedy hereunder. Nothing in this Section 4.07 shall be construed as limiting the rights of otherwise qualified Series 1998-1 Noteholders to petition a court for the removal of a Trustee pursuant to Section
11.09 of the Master Agreement.

            SECTION 4.08 Unconditional Right of Series 1998-1 Noteholders to Receive Principal and Interest. Notwithstanding any other provision in the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes other than the provisions hereof limiting the right to recover amounts due on the Series 1998-1 Notes to recoveries from the property of the Series 1998-1 Trust Estate, the holder of any Series 1998-1 Note shall have the absolute and unconditional right to receive payment of the principal of and interest on such Note on the related stated maturity date thereof, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Series 1998-1 Noteholder.

            SECTION 4.09 Restoration of Rights and Remedies. If the Trustee or any Series 1998-1 Noteholder has instituted any proceeding to enforce any right or remedy under the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Series 1998-1 Noteholder, then and in every such case, subject to any determination in such proceeding, the Series obligors, the Trustee and the Series 1998-1 Noteholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Series 1998-1 Noteholders continue as though no such proceeding had been instituted.

            SECTION 4.10 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost, or stolen Series 1998-1 Notes, no right or remedy herein conferred upon or reserved to the Trustee or to the Series 1998-1 Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 4.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Series 1998-1 Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Series 1997-1 Noteholders, as the case may be.

            SECTION 4.12 Control by Series 1998-1 Noteholders. The Holders of 66-2/3% of the then Outstanding Note Principal Balance shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Series 1998-1 Notes. Notwithstanding the foregoing:

                        (i) no such direction shall be in conflict with any rule of law or with the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes;

                        (ii) the Trustee shall not be required to follow any such direction which the Trustee reasonably believes might result in any personal liability on the part of the Trustee for which the Trustee is not adequately indemnified; and

                        (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with any such direction; provided that the Trustee shall give notice of any such action to each Noteholder.

            SECTION 4.13 Waiver of Events of Default. (a) The Holders of 66-2/3% of the then Outstanding Note Principal Balance may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences, except a continuing Event of Default:

                        (i) in respect of the payment of the principal of or premium or interest on any Series 1998-1 Note (which may only be waived by the holder of such Note), or

                        (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Outstanding Series 1998-1 Note affected (which only may be waived by the holders of all Outstanding Series 1998-1 Notes affected).

            (b) A copy of each waiver pursuant to Section 4.13(a) shall be furnished by the Obligors' Agent to the Trustee. Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

            SECTION 4.14 Undertaking for Costs. All parties hereto agree (and each Holder of any Series 1998-1 Note by its acceptance thereof shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Series 1998-1 Noteholder, or group of Series 1998-1 Noteholders, holding in the aggregate more than 10% of the then Outstanding Principal Balance of the Series 1998-1 Notes, or to any suit instituted by any Series 1998-1 Noteholder for the enforcement of the payment of the principal of or interest on any Series 1998-1 Note on or after the maturity date for such payments.

            SECTION 4.15 Waiver of Stay or Extension Laws. The Series Obligors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of the Master Agreement, this Series 1998-1 Supplement or the Series 1998-1 Notes; and the Contributor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 4.16 Sale of Series 1998-1 Trust Estate. (a) The power to effect any sale of any portion of the Series 1998-1 Trust Estate pursuant to
Section 4.03 shall not be exhausted by any one or more sales as to any portion of the Series 1998-1 Trust Estate remaining unsold, but shall continue unimpaired until the entire Series 1998-1 Trust Estate shall have been sold or all amounts payable on the Series 1998-1 Notes shall have been paid. The Trustee may from time to time, upon directions in accordance with Section 4.12, postpone any public sale by public announcement made at the time and place of such sale. For any public sale of the Series 1998-1 Trust Estate, the Trustee shall have provided each Series 1998-1 Noteholder with notice of such sale at least two weeks in advance of such sale which notice shall specify the date, time and location of such sale.

            (b) To the extent permitted by applicable law, the Trustee shall not in any private sale sell to a third party the Series 1998-1 Trust Estate, or any portion thereof unless,

                        (i) the holders of 66-2/3% of the then Outstanding Note Principal Balance consent to or direct the Trustee in writing to make such sale; or

                        (ii) the proceeds of such sale would be not less than the sum of all amounts due to the Trustee hereunder and the entire Outstanding Note Principal Balance and interest due or to become due thereon on the Payment Date next succeeding the date of such sale.

The foregoing provisions shall not preclude or limit the ability of the Trustee to purchase all or any portion of the Series 1998-1 Trust Estate at a private sale.

            (c) In connection with a sale of all or any portion of the Series 1998-1 Trust Estate:

                        (i) any one or more Series 1998-1 Noteholders may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Series 1998-1 Noteholder may, in paying the purchase money therefore, deliver in lieu of cash any Outstanding Series 1998-1 Notes or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Series 1998-1 Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Series 1998-1 Noteholders after being appropriately stamped to show such partial payment;

                        (ii) the Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Series 1998-1 Trust Estate in connection with a sale thereof;

                        (iii) the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Contributor to transfer and convey its interest in any portion of the Series 1998-1 Trust Estate in connection with a sale thereof, and to take all action necessary to effect such sale; and

                        (iv) no purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

            (d) The method, manner, time, place and terms of any sale of all or any portion of the Series 1998-1 Trust Estate shall be commercially reasonable.

                                   ARTICLE V.

                            PREPAYMENT AND REDEMPTION

            SECTION 5.01 Optional Redemption of Series 1998-1 Notes; Final Disposition of Funds. (a) On any Payment Date following any Calculation Date as of which the Aggregate Contract Principal Balance is less than ten percent (10.00%) of the Original Aggregate Contract Principal Balance, the Series Obligors shall have the option to cause the retirement of the Series 1998-1 Notes by depositing with the Trustee the sum of (i) the Class A Principal Balance, the Class B Principal Balance and the Class C Principal Balance as of such Payment Date (after giving effect to the payment of any principal on such Payment Date), (ii) the Class A Note Interest, Class B Note Interest and Class C
Note Interest due on such Payment Date and (iii) the amount, if any, of all Class A Overdue Principal, all Class B Overdue Principal and all Class C Overdue Principal and all Class A Overdue Interest, all Class B Overdue Interest and all Class C Overdue Interest. Upon receipt of such amounts and all amounts then owed to the Trustee, the Trustee shall (x) make the final payment in full to the Series 1998-1 Noteholders and (y) release any remaining Series 1998-1 Trust Estate to the Series Obligors, as the holder of the Residual Interest.

            (b) Notice of any termination pursuant to this Section 5.01 shall be given promptly by the Trustee, by letter to Noteholders mailed not earlier than the 10th day and not later than the 30th day of the month immediately preceding the month of such final Payment Date specifying (i) the Payment Date upon which final payment of the Series 1998-1 Notes will be made, (ii) the scheduled amount of any such final payment, (iii) that interest shall cease to accrue on the Class A, Class B and Class C

Series 1998-1 Notes on such final Payment Date and (iv) at the option of the Trustee, the address for presentation of the Series 1998-1 Notes for final payment. On such final Payment Date, the Trustee shall cause to be distributed to the Series 1998-1 Noteholders an amount equal to the amount deposited by the Series Obligors pursuant to Section 5.01(a) above. After such Payment Date, interest on the Class A, Class B and Class C Notes shall cease to accrue. Each Series 1998-1 Noteholder shall use reasonable efforts to present its Series 1998-1 Note to the Trustee at the office, if any, specified in the notice described in clause (iv) of this paragraph (b), or in any similar written notice, within sixty (60) days of such Series 1998-1 Noteholder's receipt of the final payment of its Series 1998-1 Note. Each Noteholder shall indemnify the Trustee for any damages suffered by the Trustee as a result of the Noteholder's failure to present its Series 1998-1 Note on or after the final Payment Date thereof.

            In the event that any amount due to any Series 1998-1 Noteholder remains unclaimed, the Servicer shall, at its expense, cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed. If, within the period then specified in the escheat laws of the State of New York after such publication, such amount remains unclaimed, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and, the Series 1998-1 Noteholders shall look to the Servicer for payment.

            [Add Class A-3 Special Redemption]

                                   ARTICLE VI.

                                  MISCELLANEOUS

            SECTION 6.01 Ratification of Master Agreement. As supplemented by this Series 1998-1 Supplement, the Master Agreement is in all respects ratified and confirmed and the Master Agreement, as so supplemented by this Series 1998-1 Supplement shall be read, taken and construed as one and the same instrument.

            SECTION 6.02 Counterparts. This Series 1998-1 may be executed in one or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

            SECTION 6.03 GOVERNING LAW. THIS SERIES 1998-1 SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT TAKING INTO ACCOUNT THE CONFLICT OF LAWS PRINCIPLES OF ANY JURISDICTION.

            SECTION 6.04 Amendments and Waivers. (a) Notwithstanding anything contained in the Master Agreement to the contrary, no term or condition of this

Series 1998-1 Supplement shall be amended, modified, waived or terminated without the prior written consent of the Obligors' Agent, the Servicer and the Trustee.

            (b) No waiver with respect to any term or condition of the Master Agreement or this Series 1998-1 Supplement shall extend to any subsequent or other event, circumstance or default or impair any right consequent thereon except to the extent expressly so waived.

            SECTION 6.05 Non-petition Clause. The Trustee hereby, and by its acceptance of the Series 1998-1 Note, each Series 1998-1 Noteholder shall be deemed to have agreed that, prior to the date which is one year and one day after the termination of the Master Agreement, such Person shall not acquiesce, petition or otherwise invoke or cause either Series Obligor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against such Series Obligor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for such Series Obligor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Series Obligor.

            SECTION 6.06 Officers' Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Obligors' Agent to the Trustee to take any action under the Master Agreement or Series 1998-1 Supplement, the Obligors' Agent shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in the Master Agreement or Series 1998-1 Supplement relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

            Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in the Master Agreement or Series 1998-1 Supplement shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and


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
            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

            IN WITNESS WHEREOF, the Series Obligors, the Obligors' Agent, ABS, in its individual capacity, as Contributor and as the Servicer and the Trustee have caused this Series 1998-1 Supplement to be fully executed by their respective officers as of the day and year first above written.

                                    ADVANTA BUSINESS SERVICES CORP., in its
                                    individual capacity and as Servicer and
                                    Contributor


                                    By _______________________________________
                                       Name:
                                       Title:


                                    ADVANTA LEASING RECEIVABLES CORP. IV, as a Series Obligor


                                    By _______________________________________
                                       Name:
                                       Title:

                                    ADVANTA LEASING RECEIVABLES CORP. V, as a
                                    Series Obligor


                                    By _______________________________________
                                       Name:
                                       Title:

                                    ADVANTA LEASING RECEIVABLES CORP. III, as the Obligors' Agent


                                    By _______________________________________
                                       Name:
                                       Title:


                                    THE CHASE MANHATTAN BANK, as Trustee


                                    By _______________________________________
                                       Name:
                                       Title:


                                       47